UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2014

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

75 West Third Ave, Huntington, West Virginia                                                                                                                                         25701
(Address of Principal Executive Offices)                                                                                                                                                   (Zip Code)

Registrant’s telephone number, including area code:   (304) 522-3868

100 Industrial Lane, Huntington, WV 25702
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 30, 2014, Energy Services of America Corporation (the “Company”) entered into a financing arrangement with United Bank, Inc. (West Virginia).  The amount of the financing arrangement is for $5.0 million.  This financing arrangement is in addition to the prior financing arrangement the Company had with United Bank and Summit Community Bank in the amount of $8.8 million.

The foregoing is qualified by reference to the Loan Agreement filed as Exhibit 10.1, the Participation Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and the press release filed as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits.
10.1 Loan Agreement dated May 30, 2014
99.1 Press Release dated May 30, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: May 30, 2014	By: /s/ Charles Crimmel
Charles Crimmel
Chief Financial Officer